UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  November 25, 2008

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	20-4831825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Twin Dolphin Drive, Suite D
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 502.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. John Stringer has resigned as a member of the Board of Directors (the “Board”) and as the Chairman of the Compensation Committee of PureDepth, Inc. (the “Company”) effective November 25, 2008.  Mr. Stringer’s resignation is not the result of any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices. The Company and the Board thank Mr. Stringer for his dedicated service and valued contributions to the Company.

Dr. David J. Teece was appointed by the Board to fill the resulting vacancy on the Board on November 25, 2008, effective as of the same date.

Dr. Teece will receive cash compensation for his services as a member of the Board according to the Company’s director compensation policy approved by the Board on April 5, 2007.   In addition, Dr. Teece received an option grant to purchase an aggregate of 375,000 shares of the Company’s common stock pursuant to the Company’s 2006 Stock Incentive Plan, as amended, with an exercise price equal to the closing price of the Company’s common stock on November 25, 2008, the grant date of the option, as reported by the OTC Bulletin Board.  The shares subject to the option will vest over three years subject to Dr. Teece’s continued service to the Company, with one-sixth of the shares subject to the option vesting six months from November 25, 2008, and one-twelfth of the shares subject to the option vesting each three months thereafter.

Dr. Teece currently serves as Vice Chairman of the Board of LECG Corporation, a global expert services and consulting firm which he co-founded.  Dr. Teece served as the Chairman of LECG, Inc., and its predecessor company from its founding until it was acquired by Navigant Consulting, Inc. in August 1998. Dr. Teece has performed economic, business and financial consulting services in the capacity of an expert for LECG Corporation since the inception of its business, and he has been an economic, business and financial consultant for 30 years. Since 1982, Dr. Teece has been a Professor of Business Administration at the Haas School of Business at the University of California at Berkeley, where from 1994 through June 2008 he directed the Institute of Management, Innovation and Organization. Dr. Teece's position at the University of California is part-time. Dr. Teece has had teaching and research positions at Stanford University and Oxford University. He has authored over 200 publications in economics, business and technology strategy and has testified before Congress and government agencies on regulatory policy and competition policy. Dr. Teece has a PhD in Economics from the University of Pennsylvania. He also serves on the board of directors of Canterbury Ltd., on the board of overseers of the Faculty of Arts and Sciences at the University of Pennsylvania, and on the boards of several not-for-profit organizations.

There was no arrangement or understanding between Dr. Teece and any other person pursuant to which he was selected as a director.   Dr. Teece does not have any direct or indirect material interest in any existing or proposed transaction to which the Company is or may become a party

On November 25, 2008, the Board also appointed Mr. Mark Kalow as the Chairman of the Compensation Committee, effective as of the same date.  Mr. Kalow will receive director compensation for his role as Chairman of the Compensation Committee according to the Company’s director compensation policy approved by the Board on April 5, 2007. Mr. Kalow will also continue to serve as the Chairman of the Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC., ( Registrant )

Date: December 2, 2008	By:	/s/ Jonathan J. McCaman
Mr. Jonathan J. McCaman Chief Financial Officer and Secretary